EXHIBIT 12(B)


                                                    FLEET FINANCIAL GROUP, INC.

                       COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                                                      EXCLUDING INTEREST ON DEPOSITS
                                                               ($ in Thousands)

                                              Three
                                              Months     Nine Months
                                              Ended         Ended
                                           September 30  September 30                Year Ended December 31
                                           ------------------------------------------------------------------------------------
                                                1995        1995         1994         1993          1992        1991        1990
                                                ----        ----         ----         ----          ----        ----        ----
Earnings:
     Net income (loss)                        $177,360    $513,685     $612,931     $488,049     $279,843     $97,672    ($73,687)
Adjustments:
     (a) Applicable income taxes (benefits)    115,288     337,981      397,708      327,407      228,526      55,176     (89,636)
     (b) Fixed charges:
          (1) Interest on borrowed funds       176,840     479,716      526,397      417,301      386,275     449,544     782,814
          (2) 1/3 of rent                        7,434      22,749       33,706       34,217       29,672      23,033      19,121
     (c)  Preferred dividends                    2,463       7,390       24,742       36,927       49,706      21,958      12,990
                                              --------    --------   ----------   ----------     --------    --------    --------
     (d) Adjusted earnings                    $479,385  $1,361,521   $1,595,484   $1,303,901     $974,022    $647,383    $651,602
                                              --------    --------   ----------   ----------     --------    --------    --------
Fixed charges [b(1) + b(2)+c]                 $186,737    $509,855     $584,845     $488,445     $465,653    $494,535    $814,925
                                              --------    --------   ----------   ----------     --------    --------    --------
Adjusted earnings / fixed charges                 2.57x       2.67x        2.73x        2.67x        2.09x       1.31x       0.80x*
                                              --------    --------   ----------   ----------     --------    --------    --------

                                                INCLUDING INTEREST ON DEPOSITS

                                              Three
                                              Months    Nine Months
                                              Ended        Ended
                                           September 30  September 30                 Year Ended December 31
                                           -------------------------------------------------------------------------------------
                                                1995        1995         1994         1993        1992         1991        1990
                                                ----        ----         ----         ----        ----         ----        ----
Earnings:
     Net income (loss)                        $177,360    $513,685     $612,931     $488,049     $279,843     $97,672    ($73,687)
Adjustments:
     (a) Applicable income taxes (benefits)    115,288     337,981      397,708      327,407      228,526      55,176     (89,636)
     (b) Fixed charges:
          (1) Interest on borrowed funds       176,840     479,716      526,397      417,301      386,275     449,544     782,814
          (2) 1/3 of rent                        7,434      22,749       33,706       34,217       29,672      23,033      19,121
          (3) Interest on deposits             264,346     771,167      764,186      744,080    1,076,368   1,480,395   1,343,417
     (c)  Preferred dividends                    2,463       7,390       24,742       36,927       49,706      21,958      12,990
                                              --------   ---------   ----------   ----------     --------    --------    --------
     (d) Adjusted earnings                    $743,731  $2,132,688   $2,359,670   $2,047,981   $2,050,390  $2,127,778  $1,995,019
                                              --------   ---------   ----------   ----------     --------    --------    --------
Fixed charges [b(1) + b(2) + b(3)+c]          $451,083  $1,281,022   $1,349,031   $1,232,525   $1,542,021  $1,974,930  $2,158,342
                                              --------   ---------   ----------   ----------     --------    --------    --------
Adjusted earnings / fixed charges                 1.65x       1.66x        1.75x        1.66x        1.33x       1.08x       0.92x*
                                              --------    --------   ----------   ----------     --------    --------    --------

--------------------

* Note that earnings are inadequate to cover fixed charges, the deficiency being $163,323 for both the ratio excluding and including interest on deposits.